Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:	Bridgepoint Education, Inc. [BPI]
Date of Event Requiring Statement:	August 18, 2017

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg Pincus Private Equity VIII, L.P.

	Address:	c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

2.	Name:	Warburg Pincus Partners L.P.

	Address:	c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

3.	Name:	Warburg Pincus Partners GP LLC

	Address:	c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

4.	Name:	Warburg Pincus & Co.

	Address:	450 Lexington Avenue

New York, NY 10017

5.	Name:	Warburg Pincus LLC

	Address:	450 Lexington Avenue

New York, NY 10017

6.	Name:	Charles R. Kaye

	Address:	c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

7.	Name:	Joseph P. Landy

	Address:	c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017